EXHIBIT 10.2

Veeco Instruments Inc.

2009 Supplemental Management Profit Sharing Plan

August 20, 2009

•                  Based on H2 2009 Business Unit results as measured by EBITA

•                  Payable when BU EBITA > 5% of Revenue

•                  Group (PE & M&I) and Corporate awards will be based on the weighted average results for relevant Business Units

•                  Supplemental Profit Sharing pool funded by EBITA based on EBITA as a % of revenue (after taking into account the cost of the additional bonus):

EBITA as a % of Revenue	Supplemental Profit Sharing Pool % of EBITA
Less than 5%	0%
5% but less than 10%	2%
10% but less than 15%	4%
15% but less than 20%	6%
EBITA % 20%+	8%

•               As with other profit sharing plans, supplemental profit sharing awards will be distributed in proportion to each individual’s target bonus.

•                  Supplemental Profit Sharing awards, if earned, will be paid with normal 2009 bonus (in mid-March 2010) but subject to recovery (“claw back”) in the event the recipient voluntarily terminates his or her employment or is terminated for cause on or before December 31, 2010.